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                                                                  EXHIBIT (d)(4)

                                    FORM OF
                           FUND MANAGEMENT AGREEMENT


  AGREEMENT made this ___ day of _______, 2001 between Pacific Life Insurance Company, ("Adviser"), a California corporation, and Salomon Brothers Asset Management Inc, ("Portfolio Manager"), a Delaware corporation, and Pacific Funds ("Pacific Funds"), a Delaware Business Trust.

  WHEREAS, the Pacific Funds is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, Pacific Funds is authorized to issue shares of beneficial interest ("Shares") in separate funds, with each such fund representing interests in a separate fund; and

  WHEREAS, Pacific Funds currently offers multiple Funds, one of which is designated as the PF Salomon Brothers Large-Cap Value Fund, such Fund together with any other Funds subsequently established by Pacific Funds, with respect to which Pacific Funds and Adviser desire to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so, being herein collectively referred to also as the "Funds"; and

  WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

  WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Advisers Act; and

  WHEREAS, Pacific Funds has retained the Adviser to render investment advisory services to the Funds pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Adviser to engage Portfolio Manager to discharge the Adviser's responsibilities with respect to the investment management of the Fund, a copy of which has been provided to the Portfolio Manager and is incorporated by reference herein; and

  WHEREAS, Pacific Funds and the Adviser desire to retain the Portfolio Manager to furnish investment advisory services to one or more Funds of Pacific Funds, and the Portfolio Manager is willing to furnish such services to such Fund and the Adviser in the manner and on the terms hereinafter set forth; and

  NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between Pacific Funds, the Adviser, and the Portfolio Manager as follows:

  1.   Appointment. Pacific Funds and the Adviser hereby appoint Portfolio
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       Manager to act as portfolio manager to the PF Salomon Brothers Large-Cap
       Value Fund ("the Fund") for the periods and on the terms set forth in this Agreement. The Portfolio Manager

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       accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

  In the event the Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more funds other than the Fund, the Adviser shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Pacific Funds and Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement.

  2.   Portfolio Manager Duties. Subject to the supervision of the Pacific
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       Funds' Board of Trustees and the Adviser, the Portfolio Manager will provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including determination of the purchase, retention, or sale of the securities, cash, and other investments, including futures contracts and options thereon, for the Fund. The Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the investment policies of the Fund, the Portfolio Manager shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Fund. The Portfolio Manager is authorized to exercise tender offers, exchange offers and to vote proxies on behalf of the Pacific Funds, each as the Portfolio Manager determines is in the best interest of the Pacific Funds. In performing these duties, the Portfolio Manager:

       (a) Will manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

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(b)  Shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to Pacific Funds, the Adviser or the Portfolio Manager and which have been delivered to Portfolio Manager), (2) with all other applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts, (3) with any applicable procedures, policies and guidelines adopted by Pacific Funds' Board of Trustees, (4) with the Fund's objectives, investment policies and investment restrictions as stated in Pacific Funds' Prospectus and Statement of Additional Information, and (5) with the provisions of Pacific Funds' Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. Until the Adviser delivers any supplements or amendments, to the Portfolio Manager, the Portfolio Manager shall be fully protected in relying on Pacific Funds' Registration Statement previously furnished to the Portfolio Manager by the Adviser.

(c) Will: (I) use its best efforts to identify each position in the Fund that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in Section 1296 of the Code, and (ii) make such determinations and inform the Adviser at least annually, (or more often and by such date(s) as the Adviser shall request), of any stock in a PFIC.

(d) Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Fund, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for Pacific Funds, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer including a broker or dealer affiliated with the Portfolio Manager, acting as agent, for effecting a fund transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's (or its affiliates) overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment
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     discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to place orders on behalf of the Fund through the Portfolio Manager if the Portfolio Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and Board of Trustees of Pacific Funds, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor.

(e) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in Pacific Funds' Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to Pacific Funds and to such other clients.

(f) Will, in connection with the purchase and sale of securities for the Portfolio, together with the Adviser, arrange for the transmission to the custodian and recordkeeping agent for Pacific Funds, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and with respect to fund securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to Pacific Funds' custodian, and recordkeeping agent, and, if required, the Adviser.

(g) Will assist the custodian and recordkeeping agent for Pacific Funds in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for Pacific Funds, the value of any
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     fund securities or other assets of the Fund for which the
     custodian and recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager.

(h) Will make available to Pacific Funds and the Adviser promptly upon request, any of the Fund's investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for Pacific Funds), as are necessary to assist Pacific Funds and the Adviser to comply with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of Pacific Funds are being conducted in a manner consistent with applicable laws and regulations.

(i) Will regularly report to Pacific Funds' Board of Trustees on the investment program for the Fund and the issuers and securities represented in the Fund's portfolio, and will furnish Pacific Funds' Board of Trustees with respect to the fund such periodic and special reports as the Trustees and the Adviser may reasonably request, including, but not limited to, the monthly compliance checklist, monthly tax compliance worksheet, reports regarding compliance with Pacific Funds' procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act of 1940, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A AND 4(2) commercial paper, and compliance with the Portfolio Manager's Code of Ethics, and such other procedures or requirements that the Adviser may reasonably request from time to time.

(j) Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. Pacific Funds and the Adviser will not disclose or use any records or information respecting the Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained
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       pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

  (k) Shall not permit any employee of the Portfolio Manager to have any material connection with the handling of the Fund if, to the knowledge of the Portfolio Manager after reasonable inquiry, such employee has:

       (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

       (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

  (l) Shall provide to Adviser a copy of Portfolio Manager's Form ADV as filed with the Securities and Exchange Commission and a list of persons who Portfolio Manager wishes to have authorized to give written and/or oral instructions to custodians of Pacific Funds assets for the Fund.

3.   Disclosure about Portfolio Manager.  The Portfolio Manager has reviewed the
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     current Registration Statement for Pacific Funds filed with the SEC and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Adviser has received a current copy of the Portfolio Manager's Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC.

4.   Expenses.  During the term of this Agreement, the Portfolio Manager will
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     pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement. The Portfolio Manager shall not be responsible for any of the following:

     (a) Expenses of all audits by Pacific Funds' independent public accountants;

      (b) Expenses of Pacific Funds' transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

     (c) Expenses of Pacific Funds' custodial services including recordkeeping services provided by the custodian;

     (d) Expenses of Pacific Funds' recordkeeping services provided by the recordkeeping agent;

     (e) Expenses of obtaining quotations for calculating the value of the Funds' net assets;

     (f)  Expenses of obtaining fund activity reports for each Fund;

     (g)  Expenses of maintaining Pacific Funds' tax records;

     (h) Salaries and other compensation of any of Pacific Funds' executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Portfolio Manager or its subsidiaries or affiliates (except that the Adviser, or any of its subsidiaries or affiliates, shall bear the expense with respect to executive officers and employees, if any, who are officers, directors, stockholders or employees of the Adviser or of its subsidiaries or affiliates);

     (i)  Taxes, if any, levied against Pacific Funds or any of its Funds;

     (j) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund;

     (k)  Costs, including the interest expenses, of borrowing money;

     (l) Costs and/or fees incident to meetings of Pacific Funds' shareholders, the preparation and mailings of proxy statements, prospectuses, statements of additional information and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of Pacific Funds' existence, and the registration of shares with federal and state securities or insurance authorities;

     (m) Pacific Funds' legal fees, including the legal fees related to the registration and continued qualification of Pacific Funds' shares for sale;

     (n) Costs of printing "share" stock certificates, if any, representing shares of Pacific Funds;

     (o) Trustees' fees and expenses of Trustees of Pacific Funds who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof (except that the Adviser shall bear the expense of any trustee who is an officer, employee, or stockholder of the Adviser or any affiliate thereof);

     (p) Pacific Funds' fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

     (q)  Association membership dues;

     (r) Extraordinary expenses of Pacific Funds as may arise including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of Pacific Funds to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto (unless Portfolio Manager is responsible for such expenses under Section 14 of this Agreement); and

     (s) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

5.   Compensation.  For the services provided and the expenses borne by the
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     Portfolio Manager pursuant to this Agreement, the Adviser will pay to the
     Portfolio Manager a fee in accordance with the Fee Schedule attached to this Agreement. This fee will be computed and accrued daily and payable monthly. These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

6.   Seed Money.  The Adviser agrees that the Portfolio Manager shall not be
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     responsible for providing money for the initial capitalization of any
     Fund.

7.   Compliance.
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     (a)  The Portfolio Manager agrees that it shall immediately notify the
          Adviser and Pacific Funds in the event (I) that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions, (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, and (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Adviser and Pacific Funds immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for Pacific Funds, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

     (b) The Adviser agrees that it shall immediately notify the Portfolio Manager in the event (I) that the SEC has censured the Adviser or Pacific Funds; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, and (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.

8.   Independent Contractor.  The Portfolio Manager shall for all purposes
     ----------------------
     herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser from time to time, have no authority to act for or represent the Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless provided herein or authorized from time to time by Pacific Funds, the Portfolio Manager shall have no authority to act for or represent Pacific Funds in any way or otherwise be deemed Pacific Funds' Agent.

9.   Books and Records.  In compliance with the requirements of Rule 31a-3 under
     -----------------
     the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Fund are the property of Pacific Funds and further agrees to surrender promptly to Pacific Funds any of such records upon Pacific Funds' or the Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

10.  Cooperation.  Each party to this Agreement agrees to cooperate with each
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     other party and with all appropriate governmental authorities having the requisite
     jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.

11.  Responsibility and Control.  Notwithstanding any other provision of this
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     Agreement, it is understood and agreed that Pacific Funds shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Portfolio Manager.

12.  Services Not Exclusive.  It is understood that the services of the
     ----------------------
     Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the
     Fund) or from engaging in other activities.

13.  Liability.  Except as provided in Section 14 and as may otherwise be
     ---------
     required by the 1940 Act or the rules thereunder or other applicable law, Pacific Funds and the Adviser agree that the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement.

14.  Indemnification.
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     (a)  The Portfolio Manager agrees to indemnify and hold harmless, the
          Adviser, any affiliated person of the Adviser, and each controlling person, if any, who, controls the Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Trust which (I) may be based upon any willful misfeasance, bad faith, or gross negligence of, or by reckless disregard of, the Portfolio Manager's obligations and/or duties under this Agreement by the Portfolio Managers or by any of its directors, officers or employees, or any affiliate acting on behalf of the Portfolio Manager (other than a PL Indemnified Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Adviser, the Trust, or any affiliated person of the Trust by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than a PL Indemnified Person); provided, however, that in no case is the Portfolio Manager's indemnity in favor of the PL Indemnified Person deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

     (b) The Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person of the Portfolio Manager and each controlling person, if any, who, controls the Portfolio Manager (collectively, "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of Pacific Funds or out of this Agreement which (I) may be based upon any willful misfeasance, bad faith or gross negligence by the Adviser, any of its employees or any affiliate acting on behalf of the Adviser (other than a Portfolio Manager Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering Shares of Pacific Funds or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to Pacific Funds or the Adviser or any affiliated person of the Adviser by a Portfolio Manager Indemnified Person (other than an Adviser Indemnified Person); provided however, that in no case is the indemnity of the Adviser in favor of the Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

15.  Duration and Termination.  This Agreement shall become effective as of the
     ------------------------
     date of execution first written above, and shall continue in effect for two years for a term ending December 31, 2002 and continue thereafter on an annual basis with respect to the Fund; provided that such annual continuance is specifically approved at least annually

     (a) by the vote of a majority of the Board of Trustees of Pacific Funds, or
     (b) by the vote of a majority (as defined under the 1940 Act) of the outstanding voting shares of each Fund, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of Pacific Funds who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of Pacific Funds, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding shares (as defined in the 1940
     Act) of the Fund. This Agreement may be terminated:

     (a) by Pacific Funds at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, forfeiture, compulsory buyout amount, or performance of any other obligation which could deter termination, by vote of a majority of the entire Board of Trustees of Pacific Funds or by a vote of a majority of the outstanding voting shares of Pacific Funds or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Fund, on 60 days' written notice to the Portfolio Manager and the Adviser;

     (b) by the Portfolio Manager at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Adviser and Pacific Funds.

     (c) by the Adviser at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Portfolio Manager and Pacific Funds.

  However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of Pacific Funds, unless such approval shall be required by any other applicable law or otherwise. In the event of termination for any reason, all records of the Fund shall promptly be returned to the Adviser or Pacific Funds, free from any claim or retention of rights in such record by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. This Agreement will terminate automatically in event of its assignment (as that term is defined in the 1940 Act), but shall not terminate in connection with any transaction not deemed an assignment within the meaning of Rules 2a-6 under the 1940 Act, or any other rule adopted by the SEC regarding transactions not deemed to be assignments. In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(h), 2(j), 9, 10, 11, 13, 14 and 16 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

16.  Use of Name.
     -----------

     (a) It is understood that the name "Pacific Life Insurance Company" and "Pacific Life", and "Pacific Funds" and any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is an investment adviser to Pacific Funds and/or the Fund. Upon termination of the Investment Advisory Agreement between Pacific Funds and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

     (b) It is understood that the name "Salomon Brothers Asset Management" or "SBAM" or any derivative thereof or logo associated with that name is the valuable property of the Portfolio Manager and that the Adviser has the right to use such name (or derivative or logo), in offering materials of Pacific Funds and/or Fund with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a Portfolio Manager to Pacific Funds and/or the Fund. Upon termination of this Agreement between Pacific Funds, the Adviser and the Portfolio Manager, Pacific Funds and the Adviser shall forthwith cease to use such name (or derivative or logo).

     (c) Neither Pacific Funds nor the Advisers shall use the Portfolio Manager's name (or that of any affiliate, including the name "Salomon Brothers Asset Management") in promotional or sales related materials prepared by or on behalf of the Adviser or Pacific Funds, without prior review and approval by the Portfolio Manager, which may not be unreasonably withheld.

17.  Limitation of Liability.  A copy of the Agreement and Declaration of Trust
     -----------------------
     for Pacific Funds is on file with the Secretary of the State of Delaware. The Agreement and Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of Pacific Funds and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of Pacific Funds individually.

18.  Notices
     -------

          All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

              A.  if to the Portfolio Manager, to:

                  Salomon Brothers Asset Management, Inc.
                  Seven World Trade Center
                  New York, NY 10049
                  Facsimile transmission number:  212-783-2163
                  Attention:  Robert Vegliante

              B.  if to the Adviser, to:

                  Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-3706
                  Attention: Robin S. Yonis

              C.  if to the Fund, to:

                  Pacific Funds
                  c/o Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-3706
                  Attention: Robin S. Yonis

19.  Miscellaneous.
     -------------

     (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

     (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with prior written consent of the other parties.

     (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

     (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.


                       PACIFIC LIFE INSURANCE COMPANY



Attest:                                    By:
-------------------------------            ---------------------------------
Name:                                      Name:
Title:                                     Title:


                     SALOMON BROTHERS ASSET MANAGEMENT INC


Attest:                                    By:
-------------------------------            ---------------------------------
Name:                                      Name:
Title:                                     Title:


                                 PACIFIC FUNDS


Attest:                                    By:
-------------------------------            ------------------------------------
Name:                                      Name:
Title:                                     Title:

                                 PACIFIC FUNDS
                                 FEE SCHEDULE



Fund:  PF Salomon Brothers Large-Cap Value

Fee: The Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF Salomon Brothers Large-Cap Value Fund and the Large-Cap Value Portfolio of the Pacific Select Fund, according to the following schedule:

       .45%       On first $100 million
       .40%       On next $100 million
       .35%       On next $200 million
       .30%       On next $350 million
       .25%       On next $250 million
       .20%       On excess

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.